Exhibit 23

                    Consent of Independent Public Accountants

      As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 10, 2000 (except with respect to the matter discussed in Note 11, as to which the date is March 10, 2000), included in or incorporated by reference into Thermedics Detection Inc.'s Annual Report on Form 10-K for the year ended January 1, 2000, into the Company's previously filed Registration Statement No. 333-28093 on Form S-8, Registration Statement No. 333-31987 on Form S-3, and Registration Statement No. 333-80463 on Form S-8.



                                         Arthur Andersen LLP



Boston, Massachusetts
March 10, 2000